UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

Chesapeake Oilfield Operating, L.L.C.

(Exact name of Registrant as specified in its Charter)

Oklahoma	001-36354	45-3338422
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 608-7777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Officers

On June 11, 2014, in connection with the proposed spin-off by Chesapeake Energy Corporation of its oilfield services business (the “Spin-off”), currently conducted through Chesapeake Oilfield Operating, L.L.C. (the “Company”), its wholly owned subsidiary, into a stand-alone, publicly traded company that will be called Seventy Seven Energy Inc. (“SSE”), COS Holdings, L.L.C. (“COSH”), the sole member and sole manager of the Company, appointed the following individuals (collectively, the “New Officers”) to serve as executive officers of SSE in their respective positions listed below, effective as of the distribution date of the Spin-off:

•	Jerry L. Winchester, President and Chief Executive Officer;

•	Cary D. Baetz, Chief Financial Officer and Treasurer; and

•	Karl Blanchard, Chief Operating Officer.

Mr. Winchester has served as the Chief Executive Officer of the Company since September 2011 and following the Spin-off he will also serve as the President. From November 2010 to June 2011, Mr. Winchester served as the Vice President—Boots & Coots of Halliburton. From July 2002 to September 2010, Mr. Winchester served as the President and Chief Executive Officer of Boots & Coots International Well Control, Inc. (“Boots & Coots”), an NYSE-listed oilfield services company specializing in providing integrated pressure control and related services. In addition, from 1998 until September 2010, Mr. Winchester served as a director of Boots & Coots and from 1998 until May 2008, served as Chief Operating Officer of Boots & Coots. Mr. Winchester started his career with Halliburton in 1981 and received a Bachelor of Science degree from Oklahoma State University.

Mr. Baetz has served as the Chief Financial Officer of the Company since January 2012 and following the Spin-off he will also serve as the Treasurer. From November 2010 to December 2011, Mr. Baetz served as Senior Vice President and Chief Financial Officer of Atrium Companies, Inc. and, from August 2008 to September 2010, served with Mr. Winchester as Chief Financial Officer of Boots & Coots. From 2005 to 2008, Mr. Baetz served as Vice President of Finance, Treasurer and Assistant Secretary of Chaparral Steel Company. Prior to joining Chaparral, Mr. Baetz had been employed since 1996 with Chaparral’s parent company, Texas Industries Inc. From 2002 to 2005, he served as Director of Corporate Finance of Texas Industries Inc. Mr. Baetz received a Bachelor of Science degree from Oklahoma State University and a Master of Business Administration degree from the University of Arkansas.

Mr. Blanchard will serve as the Chief Operating Officer of the Company following the Spin-off. Previously, he served as Vice President of Production Enhancement of Halliburton Company. From January 2011 to October 2012, he was Vice President of Cementing for Halliburton. Mr. Blanchard also served as Vice President of Testing and Subsea from October 2008 to December 2010 and President Director of PT Halliburton Indonesia from 2006-2008. Mr. Blanchard began his career at Halliburton in 1981. Before serving as an executive at Halliburton, he held leadership positions in engineering, marketing, sales and operations, and has gained experience in mergers, acquisitions and divestitures. Mr. Blanchard holds a Bachelor of Science degree in engineering from Texas A&M University, and is a member of the Society of Petroleum Engineers.

On June 11, 2014, in connection with his appointment as Chief Operating Officer of the Company, Mr. Blanchard entered into an employment agreement with the Company effective June 9, 2014 (the “Employment Agreement”). The Employment Agreement will terminate on June 9, 2017. The Employment Agreement provides, subject to certain limitations set forth therein, for Mr. Blanchard to receive a base salary, a minimum cash bonus and a minimum value of restricted unit awards under the Company’s incentive plan, each of which escalate annually, a signing bonus and such retirement, relocation and other benefits as are customarily provided to similarly situated executives of the Company. Capitalized terms used but not defined in this report shall have the meanings given to them in the Employment Agreement.

If Mr. Blanchard is terminated without Cause or terminates employment for Good Reason outside of a Change of Control Period, he will receive (i) a lump sum payment equal to 100% of Base Salary and Annual Bonus; (ii) pro rata vesting of all unvested long-term incentive compensation awarded; (iii) immediate vesting of any unvested Supplemental Matching Contributions to the Chesapeake Energy Corporation Amended and Restated Deferred Compensation Plan (the “401(k) Make-Up Plan”); and (iv) payment of accrued but unused paid time off. If Mr. Blanchard is terminated without Cause or terminates employment for Good Reason during a Change of Control Period, he will receive (i) a lump sum payment equal to 200% of Base Salary and Annual Bonus; (ii) immediate vesting of all unvested awards granted under the Equity Compensation Plans; (iii) immediate vesting of any unvested Supplemental Matching Contributions to the 401(k) Make-Up Plan; and (iv) payment of accrued but unused paid time off. If Mr. Blanchard has at least five years of continuous service and is at least 60 years old and his employment is terminated or if Mr. Blanchard’s employment is terminated due to death or Disability, Mr. Blanchard, or Mr. Blanchard’s estate, will receive certain vesting of awards granted to Mr. Blanchard under the Equity Compensation Plans and Supplemental Matching Contributions to the 401(k) Make-Up Plan, among other benefits. For a period of one year following Mr. Blanchard’s separation from the Company, he may not compete with the Company nor solicit any of the Company’s clients, customers, suppliers or employees.

The foregoing summary is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference into this Item 5.02.

The Company expects that the employment agreements for Mr. Winchester, Mr. Baetz and Mr. Blanchard will be amended in connection with the Spin-off.

There is no arrangement or understanding between any of the New Officers and any other persons pursuant to which he was appointed as an officer of the Company. Additionally, there are no transactions or relationships between any of the New Officers and the Company that are reportable under Item 404(a) of Regulation S-K.

Appointment of Managers

On June 11, 2014, in connection with the Spin-off, COSH approved, effective upon the start of when-issued trading in shares of the Company’s common stock, par value $0.01 per share, on the New York Stock Exchange, which occurred on June 17, 2014, (i) the removal of COSH as manager of the Company, (ii) the expansion of the size of the board of managers of the Company (the “Board”) to eight members and (iii) the appointment of Jerry L. Winchester, Anne-Marie N. Ainsworth, Bob G. Alexander, Edward J. DiPaolo, Tucker Link, Marran H. Ogilvie, Ronnie Irani and Alvin Bernard Krongard (collectively, the “New Managers”) as members of the Board. The New Managers will constitute the initial board of directors of SSE following the Spin-off.

In addition, on June 11, 2014, COSH appointed Mr. Link as a member of the Audit Committee of the Board, effective upon his appointment to the Board. Prior to completion of the Spin-off, the Board will establish the Compensation and Nominating and Governance Committees and appoint board members to each of the committees.

Ms. Ainsworth served as President and Chief Executive Officer and a member of the Board of Directors of the general partner of Oiltanking Partners, L.P. and as President and Chief Executive Officer of Oiltanking Holding Americas, Inc. from November 2012 to March 2014. Ms. Ainsworth previously held the position of Senior Vice President of Refining of Sunoco Inc. from November 2009 until March 2012. Prior to joining Sunoco, Ms. Ainsworth was employed by Motiva Enterprises, LLC, where she was the General Manager of the Motiva Norco Refinery in Norco, Louisiana from 2006 to 2009. From 2003 to 2006 Ms. Ainsworth was Director of Management Systems & Process Safety at Shell Oil Products U.S., and from 2000 to 2003 she was Vice President of Technical Assurance at Shell Deer Park Refining Company. Ms. Ainsworth holds a Master of Business Administration degree from Rice University, where she served as an adjunct professor from October 2000 to October 2009, and a Bachelor of Science degree in Chemical Engineering from the University of Toledo.

Mr. Alexander, a founder of Alexander Energy Corporation, served as its Chairman of the Board and Chief Executive Officer from 1980 until its sale to National Energy Group in 1996, at which time he became a director of National Energy Group, Inc. He later served as Chairman of the Board and Chief Executive Officer of National Energy Group from 1998 until its sale in 2006 to SandRidge Energy, Inc. Earlier in his career Mr. Alexander was Vice President and General Manager of the Northern Division of Reserve Oil, Inc. and President of Basin Drilling Corporation, both subsidiaries of Reserve Oil and Gas Company. Mr. Alexander currently serves on the Board of Directors of Transatlantic Petroleum Corporation, CVR Energy, Inc and Chesapeake, although he will retire from the Chesapeake Board of Directors on June 13, 2014 at its annual meeting of shareholders. He also served on the Board of Directors of Quest Resource Corporation from June to August 2008. Mr. Alexander has served on numerous committees with the Independent Petroleum Association of America, the Oklahoma Independent Petroleum Association and the State of Oklahoma Energy Commission. Mr. Alexander received a Bachelor of Science degree in Geological Engineering from the University of Oklahoma.

Mr. DiPaolo has served as a Duff & Phelps Senior Advisor since 2011. Mr. DiPaolo was a Partner at Growth Capital Partners, L.P. for eight years. Prior to that, Mr. DiPaolo worked for more than 27 years at Halliburton Company where he held several positions. Mr. DiPaolo was a Group Senior Vice President of Global Business Development with Halliburton Company since from 1998 to 2002. Prior roles at Halliburton included serving as North American Regional Vice President and Far East Regional Vice President. In these roles he was responsible for overall operations of Halliburton Energy Services’ North America and Far East

operations. Mr. DiPaolo currently serves on the Board of Directors of the following public companies: Evolution Petroleum Corporation, Willbros Group, Inc. and Eurasia Drilling Company. He also sits on several private company boards. He previously served as Interim Chairman of the Board of Directors of Boots & Coots Group. Mr. DiPaolo also served on Superior Well Services’ board prior to its sale to Nabors Industries, the Edgen Group board until it was sold to Sumitomo Corp and the Innicor Subsurface Technologies board prior to its sale to BJ Services. Mr. DiPaolo received a Bachelor of Science degree in Agricultural Engineering from West Virginia University in 1976 as well as an honorary doctorate degree. He also serves on the Advisory Board for the West Virginia University College of Engineering and is a member of the Society of Petroleum Engineers.

Mr. Link is the Chairman and founder of Knightsbridge Investments Limited. His investment interests and experience span oil exploration and production, chemicals, renewable energy, beef and cattle and real estate industries. He currently represents Knightsbridge interests in the following capacities: Chairman of Knightsbridge Chemicals, LTD Chairman of Knightsbridge Biofuels, LLC Chairman and Chief Executive Officer of Ecogy Biofuels, LLC. Mr. Link served as President and Chief Operating Officer of Nimir Group Limited, an international oil and petrochemical company with operations in South America, several Middle Eastern counties, northern Africa and Kazakhstan where he led a senior management buy-out of the company by Knightsbridge Investment Limited. He subsequently oversaw the sale of Knightsbridge’s oil interests to Maurel et Prom and the China National Petroleum Corporation. In previous assignments Mr. Link served in the roles of President and Chief Operating Officer of several financial institutions, the largest having $3.5 billion in assets. In his early career Mr. Link was a certified public accountant and audit division supervisor for KPMG, working primarily with financial institutions in the United States. Mr. Link holds a Bachelor degree with post- graduate credits from Oklahoma State University. He also holds a Certified Public Accountant designation (currently inactive) in the State of Oklahoma. Mr. Link currently serves as a Chairman of the Board of Regents for Oklahoma Agricultural and Mechanical Colleges, one of which is Oklahoma State University. Mr. Link received a Bachelor of Science degree in Accounting from Oklahoma State University.

Ms. Ogilvie currently serves as an Advisor to the Creditors Committee for the Lehman Brothers International (Europe) Administration, as a director and Chairman of the Compensation Committee of Zais Financial Corporate, an externally managed and advised real estate investment trust, as a director of Southwest Bancorp, Inc., a commercial bank with branches in Oklahoma, Texas and Kansas, and as a director of the Korea Fund, a non-diversified, closed-end investment company which invests in Korean companies. Prior to that, Ms. Ogilvie was a founding member of Ramius, LLC, an alternative investment management firm, where she served in various capacities from 1994 to 2009 before the firm’s merger with Cowen Group, Inc., a diversified financial services firm, including as Chief Operating Officer from 2007 to 2009 and General Counsel from 1997 to 2007. Following the merger, Ms. Ogilvie became Chief of Staff at Cowen Group, Inc. until 2010. Ms. Ogilvie received a Bachelor of Arts degree from the University of Oklahoma and a Juris Doctorate degree from St. John’s University.

Mr. Irani is President, Chief Executive Officer and Director of RKI Exploration & Production, LLC. Prior to forming RKI, Mr. Irani was Senior Vice President and General Manager of the Western US Business Unit for Dominion Resources, Inc., a Fortune 200 company. Prior to Dominion, Mr. Irani served in executive positions at Louis Dreyfus Natural Gas Corp. and Woods Petroleum Corporation, both NYSE-listed companies headquartered in Oklahoma City. Mr. Irani serves or has served in the past five years on the board of the Mewbourne School of Petroleum & Geological Engineering, and the Mewbourne College of Earth and Energy at the University of Oklahoma, the Interstate Oil & Gas Compact Commission and the Board of Visitors for International Programs at the University of Oklahoma. Mr. Irani is currently serving as Chairman of the Oklahoma Independent Petroleum Association and is a director and past Chairman of the Oklahoma Energy Resources Board. Mr. Irani also serves as Chairman of the Executive Committee of Sustaining Oklahoma’s Energy Resources. Mr. Irani is a founding board member and past Chairman of Oklahoma Energy Explorers. He has served on the board and is founder and past President of the India-U.S. Chamber of Commerce of Greater Oklahoma City. Mr. Irani is a member of Leadership Oklahoma and Leadership Oklahoma City. Mr. Irani received a Bachelor of Science degree in Chemistry from Bombay University, India. He also holds Bachelor and Master of Science degrees in Petroleum Engineering from the University of Oklahoma and a Master of Business Administration degree from Oklahoma City University. He additionally has completed the Executive Management Program offered by the IPAA in conjunction with Harvard University.

Mr. Krongard served as an Executive Director of the Central Intelligence Agency from 2001 to 2004 and also served as a Counselor to Director of Central Intelligence from February 1998 to March 2001. Prior to such time, Mr. Krongard served in various capacities at Alex.Brown, Incorporated, including as Chief Executive Officer and Chairman of the Board. Upon the merger of Alex.Brown with Bankers Trust Corporation in September 1997, Mr. Krongard became Vice Chairman of the Board of Bankers Trust Corporation and served in such capacity until joining the Central Intelligence Agency in 2001. He also served as a Non-Executive Chairman of PHH Corp from February 28, 2005 to June 10, 2009. Mr. Krongard serves as a Member of Board of Trustees of In-Q-Tel, Inc. He has been an independent director of Iridium Communications Inc. since August 9, 2006 and serves as its Member of Government Advisory Board. Mr. Krongard serves as Interim Chairman of the Johns Hopkins Health System. He has been a director at Under Armour, Inc. since July 2005 and has been its Lead Director since May 3, 2006. Mr. Krongard has also served as Director of Apollo Global Management, LLC since 2011. He served for three years of active duty as an Infantry Officer with the U.S. Marine Corps. Mr. Krongard received a Juris Doctorate degree, with Honors, from the University of Maryland School of Law in 1975 and an A.B. degree, with Honors, from Princeton University in 1958.

There is no arrangement or understanding between any of the New Managers and any other persons pursuant to which he or she was elected as a member of the Board. Additionally, there are no transactions or relationships between any of the New Managers and the Company that are reportable under Item 404(a) of Regulation S-K.

Item 8.01 Other Events

On June 12, 2014, the Company issued a press release announcing the appointment of Mr. Blanchard as the Chief Operating Officer of the Company. A copy of this press release is furnished as exhibit 99.1 to this report and incorporated by reference into this Section Item 8.01.

Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements. Statements regarding the pursuit of the proposed Spin-off, as well as any other statements that are not historical facts, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to costs and difficulties related to the Spin-off, market and business conditions, the companies’ financial results and performance, changes in law, availability and terms of any financing, approval by the board of directors of Chesapeake, other actions by Chesapeake, customers and third parties, factors affecting the level of activity in the oil and gas industry, changes in capital expenditures plans, and other factors detailed in the Company’s Registration Statement on Form 10 and its most recent Form 10-K, Form 10-Q’s and other filings with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Item 9.01—Financial Statements and Exhibits

(d) Exhibits. See “Exhibit Index” attached to this Current Report on Form 8-K, which is incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE OILFIELD OPERATING, L.L.C.

By:	/s/ CARY D. BAETZ
Cary D. Baetz Chief Financial Officer

Date: June 17, 2014

3

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Employment Agreement effective June 9, 2014 between Chesapeake Oilfield Operating, L.L.C. and Karl Blanchard.

99.1	Press Release dated June 12, 2014.